UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 15, 2011, Janet L. Robinson, the President and Chief Executive Officer of The New York Times Company (the “Company”) provided notice to the Company that, effective December 31, 2011, she will retire from employment with the Company, and also resign from the Company’s Board of Directors. Arthur Sulzberger Jr., Chairman of the Board and Publisher of The New York Times, will serve as interim Chief Executive Officer until a replacement is approved by the Board.

In connection with Ms. Robinson’s retirement, she and the Company have entered into a retirement and consulting agreement, dated as of December 15, 2011 (the “Retirement and Consulting Agreement”), setting forth the terms of her retirement and a post-retirement consulting arrangement.

Pursuant to the Retirement and Consulting Agreement, following Ms. Robinson’s retirement, she will make herself available to consult with the Company regarding matters with which she was involved or has knowledge on an as-needed basis for one year. Ms. Robinson will be paid $4,500,000, payable over the 12-month consulting period, in consideration for her consulting services and her agreement to certain restrictive covenants (described below). The Company has agreed to continue Ms. Robinson’s coverage in the Company’s group health plans through COBRA during the one year following her retirement at the same cost as for active employees, and Ms. Robinson will also receive all other compensation and benefits to which she is entitled following her retirement pursuant to the terms of the Company’s benefit plans and programs, subject to several adjustments. Ms. Robinson will be subject to two-year non-competition, non-solicitation and non-disparagement covenants, a three-year cooperation covenant and an indefinite confidentiality covenant.

The Retirement and Consulting Agreement also provides for Ms. Robinson’s and the Company’s mutual releases.

(c) Arthur Sulzberger Jr. will serve as interim Chief Executive Officer. Mr. Sulzberger Jr., 60, has served as Chairman of the Company from 1997, and Publisher of The New York Times from 1992. He is the cousin of Michael Golden, Vice Chairman, and President and Chief Operating Officer, Regional Media Group, and a director, and the cousin of Lynn G. Dolnick, a director. In addition, Carolyn D. Greenspon, a director, is the daughter of a cousin of Mr. Sulzberger Jr.

(e) The description of the Retirement and Consulting Agreement set forth in Item 5.02(b) above is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	The New York Times Company Press Release dated December 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: December 15, 2011	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President and General Counsel

Exhibit List

Exhibit Number	Description

Exhibit 99.1	The New York Times Company Press Release dated December 15, 2011